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SunPower Reports Preliminary Second Quarter 2023 Results and Provides Updated Guidance

•Preliminary second quarter GAAP Net Loss of ($30) million, Adjusted EBITDA of approximately ($3) million
•Preliminary second quarter customer growth of 20,400 new customers
•Preliminary second quarter Revenue of $464 million, 11% higher year-over-year
•Reduced 2023 outlook for customer growth and Adjusted EBITDA

RICHMOND, Calif., July 26, 2023 - SunPower Corp. (NASDAQ: SPWR), a leading solar technology and energy services provider, today provided preliminary unaudited financial results for the second quarter ending July 2, 2023.

“Demand in the second quarter has weakened more than expected in the Southeast and Southwest where macroeconomic uncertainty and higher interest rates have slowed our top-of-funnel lead generation and sales bookings,” said Peter Faricy, SunPower CEO. “To quickly adapt to prevailing market conditions and help ensure SunPower maintains its competitive edge, we are reducing our cost structure. Although we’ve seen improvements in sales growth in June and July, we’ve made the decision to reduce our labor costs and are taking additional measures to improve operational efficiency across the board. We believe that these actions will position the company for success as market conditions improve.”

Updated 2023 Guidance

FY 2023 GUIDANCE

FY 2023
Net Loss (GAAP)	($90) million - ($70) million
Residential Customers	70,000 - 90,000
Residential Adjusted EBITDA/Customer[1]	$1,450 - $1,650
Adjusted EBITDA[2]	$55 million - $75 million

1.Excluding Platform Investment, which is primarily Product, Digital, and Corporate Operating Expense.
2.Adjusted EBITDA guidance for FY 2023 includes net adjustments that decrease GAAP net loss by approximately $145 million primarily relating to the following adjustments: stock-based compensation expense, restructuring charges, mark-to-market (gain) loss on equity investments, net, amortization of intangible assets and software, interest expense, depreciation, income taxes, and other non-recurring adjustments.

The company reduced 2023 guidance for GAAP net loss to ($90) million-($70) million.

To accurately reflect its assessment of current and near-future customer demand as well as its mitigating actions to reduce cost structure, the company has reduced its 2023 customer guidance to 70,000–90,000 incremental customers, noting that more than 70% of the projected installations in the second half of 2023 are already accounted for through the execution of existing backlog. This includes the expected recognition of all California NEM 2.0 backlog by year-end and stronger than expected New Homes bookings.

Guidance for Adjusted EBITDA per customer before platform investment was reduced to $1,450-$1,650 to reflect installation costs that are higher than anticipated, as well as the effects of lower market pricing and higher levels of inventory carried this year following the supply chain disruptions of 2022.

The company also expects to reduce Platform Investment to $50 million-$70 million for the year.

Guidance for Adjusted EBITDA for the year was reduced to $55 million-$75 million.

Earnings Conference Call Information
SunPower will discuss its full second quarter 2023 financial results on Tuesday, August 1 at 8:00 a.m. Eastern Time. Analysts intending to participate in the Q&A session must register for a personal link and dial-in at https://register.vevent.com/register/BI48b45e1a95444ba288520060aea99e7c.

The results are scheduled to be released at 7:45 a.m. ET. The live audio webcast and supplemental financial information will be available on SunPower's investor website at http://investors.sunpower.com/events.cfm.

About SunPower
SunPower (NASDAQ: SPWR) is a leading solar, storage and energy services provider in North America. SunPower offers solar + storage solutions designed and warranted by one company that gives customers control over electricity consumption and resiliency during power outages while providing cost savings to homeowners. For more information, visit www.sunpower.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: (a) our guidance for fiscal 2023, including Net Loss, Adjusted EBITDA per customer, incremental customers, Adjusted EBITDA, as well as platform investments and related assumptions; (b) our restructuring plan, including our expectations regarding reductions in cost structure and related actions; (c) expectations regarding demand and our future performance based on backlog, bookings, projected consumer demand, and pipelines in our sales channels and for our products; (d) our strategic plans and areas of investment and focus, both current and future, and expectations for the results thereof; (e) our expectations regarding projected demand and growth in 2023 and our positioning for future success; and (f) our expectations for industry trends and factors, and the impact thereof on our business and strategic plans.

These forward-looking statements are based on our current assumptions, expectations, and beliefs and involve substantial risks and uncertainties that may cause results, performance, or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (1) regulatory changes and the availability of economic incentives promoting use of solar energy; (2) potential disruptions to our operations and supply chain that may result from epidemics or natural disasters; (3) competition in the solar and general energy industry, supply chain constraints, interest rates, inflation, and pricing pressures; (4) changes in public policy, including the imposition and applicability of tariffs and duties; (5) our dependence on sole- or limited-source supply relationships, including for our solar panels and other components of our products; (6) risks related to the introduction of new or enhanced products, including potential technical challenges, lead times, and our ability to match supply with demand while maintaining quality, sales, and support standards; (7) the success of our ongoing research and development efforts and our ability to commercialize new products and services, including products and services developed through strategic partnerships; (8) our liquidity, indebtedness, and ability to obtain additional financing for our projects and customers; (9) challenges managing our acquisitions, joint ventures, and partnerships, including our ability to successfully manage acquired assets and supplier relationships; (10) the timing and execution of restructuring plans; (11) employee management issues that may arise; and (12) estimates and assumptions related to the cost of exiting employees and other associated costs. A detailed discussion of these factors and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors." Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at investors.sunpower.com. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

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